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                                                                    EXHIBIT 23.4

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


     We hereby consent to (i) the inclusion of our opinion letter, dated October 7, 1998, to the Board of Directors of Jacor Communications, Inc. (the "Company") as Annex F to the Proxy Statement/Prospectus of Clear Channel Communications, Inc. ("Clear Channel") relating to the acquisition of the Company by Clear Channel and (ii) all references to DLJ in the sections captioned "The Merger - Background of the Merger," "The Merger - Jacor Reasons for the Merger; Recommendation of the Jacor Board" and "The Merger - Opinion of Financial Advisors - Opinion of Financial Advisor to Jacor" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION


                                        By: /s/ Michael K. Hooks
                                           ------------------------------
                                           Michael K. Hooks
                                           Managing Director
Los Angeles, California
February 23, 1999